UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
February 15, 2008

ATMEL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-19032	77-0051991
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)
2325 Orchard Parkway
San Jose, CA 95131
(Address of principal executive offices, including zip code)
(408) 441-0311
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 3.1
EXHIBIT 99.1

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Appointment of a New Director
On February 15, 2008 the Board of Directors (the “Board”) of Atmel Corporation (the “Company”) appointed Charles P. Carinalli as a director of the Company. Mr. Carinalli has been a Principal of Carinalli Ventures since January 2002. From July 1999 to May 2002, Mr. Carinalli was Chief Executive Officer and a director of Adaptive Silicon, Inc., a developer of semiconductors. From December 1996 to July 1999, Mr. Carinalli served as President, Chief Executive Officer and a director of Wavespan Corporation, a developer of wireless broadband access systems that was acquired by Proxim, Inc. From 1970 to 1996, Mr. Carinalli served in various positions for National Semiconductor Corporation, a publicly traded company developing analog-based semiconductor products, most recently as Senior Vice President and Chief Technical Officer. Mr. Carinalli also serves as a director of Extreme Networks and Fairchild Semiconductor, as well as several privately held companies. Mr. Carinalli holds an M.S.E.E. from Santa Clara University and a B.S.E.E. from the University of California, Berkeley.
The Board has not yet appointed Mr. Carinalli to any Board committees.
In connection with his appointment to the Board, the Company granted Mr. Carinalli (i) a non-qualified stock option for the purchase of 40,000 shares of the Company’s common stock at an exercise price per share equal to the fair market value on the date of grant and (ii) 20,000 restricted stock units, or RSUs. Assuming continued service on the Company’s Board, (i) such option will vest and become exercisable over four years, with 12.5% of the shares vesting six months after grant date and 2.0833% of the shares vesting each month thereafter until fully vested and (ii) such RSU will vest annually over four years, with 25% of the RSUs vesting twelve months after the grant date and 25% vesting each year thereafter. Mr. Carinalli will also receive a $50,000 annual retainer for his service on the Board.
On February 19, 2008, the Company issued a press release about the new director. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On February 15, 2008, the Board adopted amendments to various sections of Atmel’s Bylaws (the “Bylaws”). The amendments updated various sections of the Bylaws, including:
•	To modernize various matters regarding meetings of stockholders, such as allowing and facilitating remote meetings of stockholders, the timing of notices of business to be brought before annual meetings by stockholders, the calling of special meetings of stockholders and the persons who may preside over a meeting of stockholders.

•	To modernize language regarding electronic transmissions under the Bylaws.

•	To delete obsolete language, add minor clarifying language and make conforming changes.
The amended and restated bylaws are attached hereto as Exhibit 3.1 and are incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d)	Exhibits

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Atmel Corporation as of February 15, 2008
99.1	Press release, dated as of February 19, 2008, entitled “Atmel Appoints Charles Carinalli,
Semiconductor Industry Veteran, as New Independent Director”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATMEL CORPORATION
Date: February 22, 2008	By:	/s/ ROBERT AVERY
Robert Avery
Vice President Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Atmel Corporation as of February 15, 2008
99.1	Press release, dated as of February 19, 2008, entitled “Atmel Appoints Charles Carinalli,
Semiconductor Industry Veteran, as New Independent Director”